April 27, 2020

Penn Series Funds, Inc.

600 Dresher Road

Horsham, Pennsylvania 19044

Re: Registration Statement of Form N-1A

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Counsel” in the Prospectus contained in Post-Effective Amendment No. 91 to the Registration Statement on Form N-1A (File Nos. 002-77284 and 811-03459) for Penn Series Funds, Inc., filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “1933 Act”). In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW
Washington, DC 20004	+1.202.739.3000
United States	+1.202.739.3001

April 27, 2020

Penn Series Funds, Inc.

600 Dresher Road

Horsham, Pennsylvania 19044

Re: Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as counsel to Penn Series Funds, Inc. (the “Company”), a Maryland corporation, in connection with Post-Effective Amendment Number 91 to the Company’s Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the “Commission”) on or about April 27, 2020 (the “Registration Statement”), with respect to the issuance of shares of Common Stock (collectively, the “Shares”) of each separate series of the Company listed on Schedule A hereto (collectively, the “Funds”). You have requested that we deliver this opinion to you in connection with the Company’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A Certificate of Status issued by the Maryland Department of Assessments and Taxation (the “Department”), dated as of a recent date, as to the existence and good standing of the Company;

(b)

Copies, certified by the Department, of the Company’s Articles of Incorporation and all amendments and supplements thereto, including all Articles Supplementary, as filed with the Department (the “Articles”);

(c)

Copies of the Company’s By-Laws and certain certificates executed by an authorized officer of the Company certifying the Board of Directors’ (the “Board”) authorization of the establishment of each Fund, creation and designation of the Shares, and offers and sale of such Shares; and

(d)	A printer’s proof of the Registration Statement.

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW
Washington, DC 20004	+1.202.739.3000
United States	+1.202.739.3001

April 27, 2020

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Commission will be in substantially the form of the proof referred to in paragraph (d) above. We have further assumed that upon any issuance of Shares, the total number of Shares of each series of the Company issued and outstanding will not exceed the total number of Shares of each series that the Company is then authorized to issue under the Articles. We also have assumed for the purposes of this opinion that the Articles, the By-Laws, and the actions of the Board will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the laws of the State of Maryland to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Maryland. Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Maryland. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transactions. In addition, to the extent that the Articles or the By-Laws refer to, incorporate or require compliance with, the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Company, except for the laws of the State of Maryland, we have assumed compliance by the Company with the 1940 Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the Articles, By-Laws, and Registration Statement, will be validly issued, fully paid, and nonassessable by the Company.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

April 27, 2020

Schedule A

Money Market Fund

Limited Maturity Bond Fund

Quality Bond Fund

High Yield Bond Fund

Flexibly Managed Fund

Balanced Fund

Large Growth Stock Fund

Large Cap Growth Fund

Large Core Growth Fund

Large Cap Value Fund

Large Core Value Fund

Index 500 Fund

Mid Cap Growth Fund

Mid Cap Value Fund

Mid Core Value Fund

SMID Cap Growth Fund

SMID Cap Value Fund

Small Cap Growth Fund

Small Cap Value Fund

Small Cap Index Fund

Developed International Index Fund

International Equity Fund

Emerging Markets Equity Fund

Real Estate Securities Fund

Aggressive Allocation Fund

Moderately Aggressive Allocation Fund

Moderate Allocation Fund

Moderately Conservative Allocation Fund

Conservative Allocation Fund